UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City E. Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 27, 2016, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing second quarter and year to date 2016 results. Specifically, for the second quarter of 2016 the Company announced:

•	net revenues of $120.5 million;

•	station operating expenses of $82.6 million;

•	corporate general and administrative expenses of $8.5 million;

•	operating income of $27.6 million;

•	net income available to common shareholders of $10.4 million; and

•	net income available to common shareholders per share—diluted of $0.26.

For the six month period ended June 30, 2016, the Company announced:

•	net revenues of $216.6 million;

•	station operating expenses of $154.4 million;

•	corporate general and administrative expenses of $16.1 million;

•	operating income of $42.3 million;

•	net income available to common shareholders of $14.4 million; and

•	net income available to common shareholders per share—diluted of $0.37.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Exhibits

(d)	Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued July 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President and
Chief Financial Officer

Dated: July 27, 2016

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued July 27, 2016.